Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

FACILITY AGREEMENT

between

Hanmi Pharmaceutical Co., Ltd.

and

Aptose Biosciences Inc.

This agreement (“Agreement”) is dated August 27, 2024.

PARTIES

(1)
Hanmi Pharmaceutical Co., Ltd. incorporated and registered in the Republic of Korea (the “Lender”); and
(2)
Aptose Biosciences Inc. incorporated and registered in Canada (the “Borrower”).

DEFINITIONS

For the purposes of this Agreement, the following definitions apply:

“Business Day” shall mean a day, other than a Saturday or Sunday, or a national / bank holiday in Canada, the United States of America or the Republic of Korea (“Korea”). Unless otherwise specifically stated as Business Days, any reference to “days” in this Agreement shall mean calendar days.

“Finance Documents” shall mean this Agreement and the Security Documents.

“Insolvency Event” shall mean any event or circumstance described in Clause ll.5 (Insolvency), Clause ll.6 (Insolvency proceedings), Clause 11.7 (Creditors 'process) or any analogous procedure or step in any jurisdiction.

“Interest Payment Date” shall mean, in relation to an Interest Period, the last day of such Interest Period.

“Interest Period” shall mean, in relation to the Loan, each period determined in accordance with Clause 4 (Interest).

“Loan” shall mean the loan made or to be made under the Facility or the principal amount outstanding for the time being of the Loan.

“Material Adverse Effect” shall mean a material adverse effect on:

(a)
the financial condition, operations or business of the Borrower;
(b)
the ability of the Borrower to perform and comply with its obligations (including payment obligations) under any Finance Document to which it is party;
(c)
the legality, validity, enforceability, effectiveness, ranking or priority of any provisions of the Finance Document and/or Security; or
(d)
the rights or remedies of the Lender under the Finance Documents.

“Month” shall mean a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will apply only to the last Month of any period.

Security Documents shall mean relevant security documents to be entered into between the Lender and the Borrower in accordance with Clause 8 (Security).

AGREED TERMS

1.
Facility

The Lender hereby agrees to lend to the Borrower up to US$I0,000,000 (the “Facility”). All amounts drawn under the Facility shall be applied by the Borrower solely for the Tuspetinib related business operation purposes, unless it has obtained prior written approval by the Lender, which approval will not be unreasonably conditioned, delayed or withheld.

2.
Utilisation

The Facility may be drawn on the date of this Agreement and the amount of the Loan shall not exceed the maximum amount stated in Clause l.

3.
Repayment

The Loan shall be secured and shall be repayable by the Borrower in full on January 31, 2027 (the “Maturity Date”). The Borrower may, at any time and from time to time, prepay all or any portion of the outstanding principal amount of the Loan without penalty, together with all accrued and unpaid interest on the principal amount being repaid.

4.
Interest
(a)
Unpaid principal amount with respect to the Loan shall accrue interest at six percent (6%) per annum. Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date.
(b)
The Interest Period means the following periods:
(i)
Initial Interest Period: The period commencing on the utilisation date of the Loan and ending on September 30, 2024.
(ii)
Interest Period after the Initial Interest Period: The period commencing on the last day of the immediately preceding Interest Period and ending on the date falling three (3) Months thereafter.
(iii)
An Interest Period that would otherwise overrun the Maturity Date shall end on the Maturity Date.
(iv)
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days (or 366 days in a leap year). In computing such interest, the date of this Agreement shall be included and the date of payment shall be excluded.

5.
Default Interest

If the Borrower fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the unpaid sum from the due date up to the date of actual payment at a rate which is equal to nine percent (9%) per annum plus the rate which would have been payable if the unpaid sum had, during the period of non-payment, constituted the Loan for successive interest periods, each of a duration selected by the Lender. Any interest accruing under this Clause 5 (Default interest) shall be immediately payable to the Lender by the Borrower on demand by the Lender.

Default interest (if unpaid) arising on an unpaid sum will be compounded with the unpaid sum at the end of each interest period applicable to that unpaid sum but will remain immediately due and payable.

6.
Payments

All payments made by the Borrower to the Lender under this Agreement shall be:

(a)
paid on the due date for that payment in US dollars and in immediately available cleared funds to the account of the Lender at:

(b)
made in full, without set-off, counterclaim or condition and free and clear of and without any deduction or withholding for, or on account of, tax; provided, the Lender and the Borrower hereby agree to from time to time, to the fullest extent permitted by law, set-off equivalent amounts of loans and other indebtedness they hold against the other party (including, set-off pursuant to the Future Collaboration Agreement defined under Clause 7, and for the avoidance of doubt, any of and all the obligations of the Borrower then due and owing under this Agreement held by the Lender) on an annual basis or at any other intervals mutually agreed to in writing by the Lender and Borrower, in each case, by mutually setting forth in writing the (i) date(s) of incurrence, (ii) reasons for incurrence of any such loans and other indebtedness and (iii) the amount of loans and indebtedness subject to the set-off.
7.
Future Collaboration Agreement

The Borrower, the Lender and/or its affiliates are currently negotiating a possibility of entering into a collaboration agreement or amending the License Agreement (defined below) (such new agreement or amendment being referred to as the “Future Collaboration Agreement”). Simultaneously with the execution of the Future Collaboration Agreement between the Borrower and the Lender and/or its affiliates, the Loan principal and accrued and unpaid interest under this Agreement (collectively, the “Converted Loan Amount”) shall automatically be converted to the Lender's prepayment of future milestone obligations under the Future Collaboration Agreement. Upon such conversion, the Converted Loan Amount shall be deemed fully paid and satisfied under this Agreement, and the future milestone obligations by the Lender under the Future Collaboration Agreement shall be deemed prepaid by the Lender up to the amount of the Converted Loan Amount.

8.
Security

Upon the execution of this Agreement and no later than thirty (30) days after the date of this Agreement, the Borrower shall take all necessary actions to provide the Lender with a security interest over all inventory of drug substances and drug products that the Borrower has purchased or manufactured, or will purchase or manufacture, for the purpose of research and development associated with the licensed compound(s) or product(s) under the exclusive license agreement between the Borrower and the Lender as of November 4, 2021 (the “License Agreement”), including all related materials, intermediates, and finished goods (collectively, the “Security”), including but not limited to executing the relevant security agreements and fulfilling all perfection requirements, to the extent permitted and in accordance with applicable law.

9.
Representations

The Borrower makes the representations and warranties set out in this Clause 9 (Representations) to the Lender on the date of this Agreement.

9.1.
Status
(a)
It is a corporation, duly incorporated and validly existing under the laws of Canada.
(b)
It has the power to own its assets and carry on its business as it is being conducted.
9.2.
Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable against it, subject to, in the case of any Security Document to which it is a party, the applicable perfection requirements.

9.3.
Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the security interests pursuant to the Security Documents to which it is a party do not and will not:

(a)
conflict with:
(i)
any law or regulation applicable to it (including without limitation, anti-bribery, anti corruption, anti-money laundering and counter terrorism financing laws and regulations);
(ii)
its constitutional documents; or
(iii)
any agreement or instrument binding upon it or its assets or would constitute a default or termination event (however described) under any such agreements or instruments;

to an extent which would have a Material Adverse Effect; or

(b)
(except as permitted under the Finance Documents) result in the existence of, or oblige it to create, any security over any of its assets.
9.4.
Power and authority
(a)
It has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.
(b)
No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantee or indemnities contemplated by the Finance Documents.
9.5.
Validity and admissibility in evidence

All authorisations required or desirable under any applicable law or regulation:

(a)
to enable it to lawfully enter into, exercise its rights and comply with and/or perform its obligations in the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents;
(b)
to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and
(c)
to enable it to create the Security to be created by it pursuant to any Security Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect (save for any applicable perfection requirements which shall be satisfied pursuant to the terms of the relevant Security Documents).

9.6.
Governing law and enforcement
(a)
The choice of the laws of the State of New York, USA, as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)
Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.
9.7.
No default
(a)
No Event of Default is continuing or is reasonably likely to be expected to result from the making of the utilisation or the entry into, the performance of, or any transactions contemplated by, any Finance Document.
(b)
No other event or circumstance is outstanding which constitutes (or, with the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event under any other agreement or instrument which is binding on the Borrower or to which its assets are subject which is likely to have a Material Adverse Effect.

9.8.
No misleading information
(a)
Any factual information contained in or provided by the Borrower was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
(b)
Any financial projections or forecasts provided by the Borrower have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair and arrived at after careful consideration.
(c)
The expressions of opinion or intention provided by or on behalf of the Borrower for the purposes of the Finance Documents were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.
(d)
No event or circumstance has occurred or arisen and no information has been omitted from the information provided by the Borrower for the purposes of the Finance Documents and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections provided being untrue or misleading in any material respect.
(e)
All other information supplied by the Borrower was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect.
(f)
All information provided by the Borrower in accordance with the terms of the Finance Documents:
(i)
was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect; and
(ii)
no information has been given or withheld that results in the information provided being untrue or misleading in any material respect as at the date it was given.
9.9.
Pari passu ranking

Without limiting Clause 8 (Security), its payment obligations under the Finance Documents rank at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.10.
Insolvency event

After the amount loaned hereunder by the Lender to the Borrower hereunder is received from the Borrower, no Insolvency Event is reasonably likely to occur.

9.11.
Immunity
(a)
Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process.
(b)
In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

9.12.
No proceedings pending or threatened
(a)
No litigation, arbitration or administrative proceedings or investigations (including, without limitation, civil, criminal, antitrust or administrative proceedings) (other than those of a frivolous or vexatious nature and discharged, stayed or dismissed within forty-five (45) days of commencement thereof) of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or threatened in writing against the Borrower.
(b)
Other than as publicly disclosed, no judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has been made against the Borrower.
9.13.
Security

Each Security Document to which it is a party creates in favour of the Lender, the Security which it is expressed to create fully perfected and with the ranking and priority it is expressed to have in accordance with its terms.

9.14.
Legal and beneficial ownership and good title
(a)
the Borrower is the sole legal and beneficial owner of, holds good, legal and valid title to its assets over which it purports to grant the Security, free and clear of any security and there is no agreement or arrangement under which it is obliged to share any proceeds of or derived from its assets with any third party.
(b)
The Borrower has all appropriate authorisations to use its assets necessary to carry on its business as presently conducted (in each case, where failure to have such authorisations has or would be expected to have a Material Adverse Effect).
9.15.
Compliance with law

The Borrower has not breached and is in compliance with all material laws, regulations and orders applicable to it.

10.
Undertakings

The undertakings in this Clause 10 (Undertakings) shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

10.1.
Authorisations

The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and (upon reasonable request of the Lender) supply certified copies to the Lender of any authorisation required under any applicable law or regulation:

(a)
to enable it to perform its obligations under the Finance Documents;

(b)
to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and
(c)
to carry on its business where failure to do so has or is likely to have a Material Adverse Effect.
10.2.
Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply has or is likely to have a Material Adverse Effect.

10.3.
Pari passu

The Borrower shall ensure that its payment obligations under the Finance Documents to which it is a party rank and continue to rank at least pari passu in right of priority and payment with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

10.4.
Security and further assurance
(a)
The Borrower shall, at its own expense, promptly do all such acts or execute all such documents:
(i)
to ensure that each Finance Document is valid, binding and effective and creates the Security which it purports to create;
(ii)
to create perfect, preserve, register or maintain the relevant Security created or intended to be created under the relevant Security Document(s) and/or the Finance Document(s) and for the purpose of protecting the rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and
(iii)
as the Lender may reasonably require (after the occurrence of an Event of Default which is continuing) for the purpose of facilitating the realisation of the assets which are, or are intended to be, the subject of the Security, including, if necessary, the execution of any mortgage, pledge, transfer, pledge, conveyance, assignment, transfer or assurance of all or any of the assets and the giving of any notice, order or direction, the obtaining of any acknowledgment, and the making of any registration.

(b)
The Borrower will, at its own costs, promptly register, file, record or enrol any Finance Document with any court or authority, pay any stamp, registration or similar tax payable in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Lender, is or has become necessary for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security which it creates (subject to the express terms of the Finance Documents).
(c)
The Borrower shall not do, or consent to the doing of, anything which is reasonably likely to prejudice the validity, enforceability or priority of any of the relevant Security.

10.5.
Negative pledge
(a)
The Borrower shall not create or permit to subsist any security over any of its assets and equity interest without the prior written consent of the Lender.
(b)
The Borrower shall not, without the prior written consent of the Lender:
(i)
sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(ii)
enter into or permit to subsist any title retention arrangement;
(iii)
enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)
enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.
10.6.
Disposals

Other than in the ordinary course of its business, the Borrower shall not enter into, or permit, a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any of the Security without the prior written consent of the Lender.

10.7.
Financial indebtedness

The Borrower shall not incur (or agree to incur) or have outstanding any financial indebtedness, other than in the ordinary course of its business, without the prior written consent of the Lender.

10.8.
Loans and guarantees
(a)
The Borrower shall not:
(i)
make any loan, or provide any form of credit or financial accommodation, to any other person; or
(ii)
give or issue any guarantee or indemnity to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person.
(b)
Paragraph (a) above does not apply to:
(i)
guarantees or indemnities under the Finance Documents; nor
(ii)
any other loans, guarantees, advances, indemnities, bonds or letters of credit approved by the Lender.

10.9.
Merger

The Borrower shall not, without the prior written consent of the Lender, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction or business transfer or voluntarily liquidate or dissolve itself.

10.10.
Assets

The Borrower shall maintain all its assets necessary for the conduct of its business as conducted from time to time in good working order and condition, ordinary wear and tear excepted.

10.11.
Taxes
(a)
The Borrower shall pay all taxes required to be paid by it when due and before any penalty is imposed for late payment.
(b)
Paragraph (a) above does not apply to any taxes:
(i)
being contested by the Borrower in good faith;
(ii)
which have been adequately disclosed in its financial statements, and for which adequate reserves are being maintained in accordance with the laws of the relevant jurisdiction; and
(iii)
where payment can be lawfully withheld and will not result in the imposition of any penalty described in paragraph (a) above.
10.12.
Change of business

The Borrower shall not substantially change the general nature of its business from that carried on at the utilisation date without the prior written consent of the Lender.

10.13.
Acquisitions, investments and share capital

The Borrower shall not, without the prior written consent of the Lender:

(a)
invest in or acquire any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person;
(b)
invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person; or
(c)
enter into any joint venture, consortium, partnership or similar arrangement with any person.
10.14.
Business milestone

The Future Collaboration Agreement will be executed in due course, and after such execution, the Borrower shall procure that the business milestones prescribed therein be achieved on each business milestone date.

10.15.
Triplet study

The Borrower shall commence dosing of the first patient in the Triplet Study on or before October 31, 2024. Such date can be extended if the Lender consents in writing which consent will not be unreasonably conditioned, delayed or withheld. The Borrower shall maintain key resources necessary to conduct the clinical trials, including, but not limited to, the manpower and the retention of related assets and interests. For the purposes of this Clause, the “Triplet Study” shall mean an open-label clinical trial in frontline acute myeloid leukemia within the United States, which shall be designed and conducted by the Borrower.

11.
Events of Default

Each of the events or circumstances set out in this Clause 11 (Events of Default) shall constitute an Event of Default.

11.1.
Non-payment

The Borrower does not pay on the due date any amount payable pursuant to this Agreement unless (a) its failure to pay is caused by administrative or technical error, and (b) payment is made within five (5) Business Days of its due date.

11.2.
Specific undertakings

Any requirement of Clause l0.4 (Security and further assurance), Clause l0.14 (Business Milestone) and Clause 10.15 (Triplet study) is not satisfied.

11.3.
Other obligations
(a)
The Borrower does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 11.1 (Non-payment) or Clause 11.2 (Specific undertakings)).
(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.
11.4.
Misrepresentation
(a)
Any representation or statement made or deemed to be made by the Borrower in the Finance Documents to which it is a party or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
(b)
No Event of Default under paragraph (a) above will occur if the event or circumstance resulting in failure to comply is capable of remedy and is remedied within thirty (30) calendar days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of such misrepresentation.

11.5.
Insolvency
(a)
The Borrower is unable (or admits its inability to) or is presumed or deemed to be (or is held or otherwise considered by a court to be) unable or admits inability to pay its debts as they fall due or suspends or threatens to suspend making payments on any of its debts or (by reason of actual or anticipated financial difficulties) commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)
A moratorium is declared in respect of any indebtedness of the Borrower. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
11.6.
Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision, reorganisation or rehabilitation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;
(b)
a composition, compromise, assignment or arrangement with any creditor of the Borrower, including any corporate workout proceeding, or an assignment for the benefit of creditors generally of the Borrower or a class of such creditors;
(c)
the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any of its assets; or
(d)
enforcement of any security over any part of the assets of the Borrower.

This Clause 11.6 (Insolvency proceedings) does not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement.

11.7.
Creditors' process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower the value of which exceeds USD US$900,000 (or its equivalent in any currency or currencies) and is not discharged within thirty (30) days.

11.8.
Cessation of business

The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business.

11.9.
Unlawfulness
(a)
It is or becomes unlawful for the Borrower to perform any of its obligations under this Agreement to which it is a party or any security interest created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)
Any obligation of the Borrower under any Finance Document is not or ceases to be legal, valid and binding or enforceable and in full force and effect.
12.
Acceleration
(a)
Upon the occurrence of an Event of Default pursuant to Clause 11.5 (Insolvency) or Clause 11.6 (Insolvency proceedings) in respect of the Borrower:
(i)
The commitment of the Lender under this Agreement shall immediately be cancelled; and
(ii)
All Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall immediately be due and payable (without any action, notice or other formality).
(b)
Upon and at any time after the occurrence of an Event of Default which is continuing, the Lender may, by notice (the “Acceleration Notice”) to the Borrower:
(i)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;
(ii)
declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender;
(iii)
exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or
(iv)
take any other action which the Lender 1s entitled to take under any Finance Document or any applicable law.
13.
Remedies, Waivers, Amendments and Consents
13.1.
No amendment of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).
13.2.
A waiver of any right or remedy under this Agreement or by law, or any consent given under this Agreement, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any subsequent right or remedy. It only applies to the circumstances in relation to which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.
13.3.
A failure by the Lender to exercise, or delay by it in exercising, any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Agreement. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Agreement by the Lender shall be effective unless it is in writing.
13.4.
The rights and remedies provided under this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

14.
Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.
Assignment

The Lender may assign any of its rights or transfer any of its rights or obligations under this Agreement. The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

16.
Notices
16.1.
Any notice or other communication given to a party under or in connection with this Agreement shall be:
(a)
in writing;
(b)
delivered by hand by pre-paid first-class post or other next working day delivery service; or
(c)
sent by email; and
(d)
sent to:
(i)
the Borrower at:

12770 High Bluff Drive

Suite 120

San Diego, CA 92130, USA

Email: wrice@aptose.com

Attention: Dr. William Rice

Copy to:

Email: casouliere@mccarthy.ca

Attention: Charles-Antoine Souliere, Partner

(ii)
the Lender at:

or to any other address or email address notified in writing by one party to the other from time to time.

16.2.
Any notice or other communication given by either party shall be deemed to have been received:
(a)
if delivered by hand, at the time it is left at the relevant address;
(b)
if posted by pre-paid first-class post or other next working day delivery service, on the second working day after posting; and
(c)
if sent by email, when received in readable form.

A notice or other communication given as described in this Clause (other than as described in Clause 16.2(b)) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed instead to have been received on the next Business Day.

16.3.
This Clause 16 (Notices) does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
17.
Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement.

18.
Confidentiality

The terms contained herein are confidential, and except for disclosure as necessary to the Borrower's or the Lender's executives, officers and employees, to professional advisors retained by the Borrower or the Lender in connection with the transactions contemplated by this Agreement, and/or as may be required by law, the terms hereof should not be disclosed in whole or in part to any other person or entity without the prior written consent of the Lender (in the case of information provided by the Lender) or the Borrower (in the case of information provided by the Borrower).

19.
Governing law and jurisdiction
19.1.
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the State of New York, USA.
19.2.
Each party irrevocably agrees that the Seoul Central District Court shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

This Agreement has been entered into on the date stated at the beginning of it.

SIGNATURE PAGES

Borrower

Aptose Biosciences Inc.

By:	/s/ William Rice
Name:	William Rice
Title:	CEO

Lender

Hanmi Pharmaceutical Co., Ltd.

By:	/s/ JAE HYUN PARK
Name:	JAE HYUN PARK
Title:	CEO